Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Second Quarter 2023 Earnings; Declares Quarterly Dividend

Indiana, PA, July 25, 2023 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the second quarter of 2023.

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Six Months Ended
except per share data)	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Reported Results
Net income	$42,781	$30,224	$30,754	$73,005	$58,480
Diluted earnings per share	$0.42	$0.30	$0.33	$0.72	$0.62
Return on average assets	1.54%	1.17%	1.28%	1.36%	1.23%
Return on average equity	13.90%	10.56%	11.60%	12.29%	10.86%

Operating Results (non-GAAP)(1)
Core net income	$42,734	$45,387	$30,643	$88,121	$58,458
Core diluted earnings per share	$0.42	$0.45	$0.33	$0.87	$0.62
Core pre-tax pre-provision net revenue	$56,344	$54,481	$42,352	$110,825	$78,889
Provision for credit losses	$2,790	$(2,650)	$4,099	$140	$6,063
Provision for credit losses - acquisition day 1 non-PCD	$—	$10,653	$—	$10,653	$—
Net charge-offs	$8,665	$1,173	$1,528	$9,838	$2,662
Reserve build/(release)(2)	$(339)	$30,979	$2,415	$30,640	$1,081
Core return on average assets (ROAA)	1.54%	1.75%	1.28%	1.64%	1.23%
Core pre-tax pre-provision ROAA	2.03%	2.11%	1.77%	2.06%	1.66%
Return on average tangible common equity	20.68%	15.75%	16.81%	18.30%	15.64%
Core return on average tangible common equity	20.66%	23.42%	16.75%	21.99%	15.63%
Core efficiency ratio	52.80%	52.41%	55.87%	52.61%	57.61%
Net interest margin (FTE)	3.85%	4.01%	3.38%	3.93%	3.29%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures can be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.
Second Quarter 2023 Highlights
•Net income of $42.8 million and diluted earnings per share of $0.42 represented an increase of $12.6 million, or $0.12 per share, from the prior quarter and an increase of $12.0 million, or $0.09 per share, from the second quarter of 2022
▪The results from the previous quarter included $19.2 million of merger-related expenses, including $8.5 million of noninterest expense and impacts to the provision for credit losses of $10.7 million, related to the Company’s acquisition of Centric Financial Corporation (Centric) on January 31, 2023

•Core pre-tax pre-provision net revenue (PPNR)(1) totaled $56.3 million, an increase of $1.9 million from the previous quarter and an increase of $14.0 million from the second quarter of 2022
•Total loans increased $148.1 million, or 6.9% annualized, from the previous quarter, driven by strong commercial loan growth, including $44.9 million growth in Equipment Finance loans
▪Average loans increased $387.6 million, or 18.7% annualized, from the previous quarter, due in part to the inclusion of acquired loan balances on the Company’s balance sheet for the entirety of the second quarter, as compared to only two months of the first quarter
•Average deposits increased $433.5 million, or 20.0% annualized, compared to the prior quarter, due in part to the inclusion of acquired deposit balances on the Company’s balance sheet for the entirety of the second quarter, as compared to only two months of the first quarter
▪Excluding deposits acquired in the Centric acquisition, average depoists increased by $221.4 million, or 10.8% annualized
▪End of period deposits decreased $88.7 million compared to the prior quarter
▪82.0% of deposits were insured or secured as of June 30, 2023
•The loan-to-deposit ratio increased 250 basis points to 96.4% at the end of the second quarter of 2023
▪Loans and available for sale (AFS) securities as a percentage of total deposits was 105.0% as of June 30, 2023
•Record net interest income (FTE) of $98.1 million increased $3.5 million from the previous quarter and increased $24.2 million from the second quarter of 2022
•Noninterest income of $24.5 million increased $1.6 million from the previous quarter due in part to higher gain on sale of mortgage loans
•Noninterest expense (excluding merger-related expense) of $66.0 million increased $3.2 million from the previous quarter due primarily to elevated hospitalization expenses
•Total shareholder’s equity increased $7.4 million from the previous quarter due to a $29.9 million increase in retained earnings, partially offset by a $14.0 million decrease in accumulated other comprehensive income (AOCI) resulting from the impact of higher interest rates on the fair value of the Company’s available for sale investment portfolio and interest rate swap agreements
▪Tangible book value per share increased $0.11, or 5.3% annualized, from the previous quarter
▪AOCI as a percentage of tangible common equity increased 157 basis points to 16.4% in the second quarter of 2023
•First Commonwealth Bank (the Bank) has been recognized for the fifth consecutive year by Forbes as one of the World’s Best Banks for 2023
Profitability
•The core efficiency ratio(1) of 52.8% increased 39 basis points from the previous quarter, but improved 306 basis points from the second quarter of 2022
•The return on average assets (ROA) improved 37 basis points to 1.54% compared to previous quarter
▪The core return on average assets(1) decreased 22 basis points to 1.54% compared to the previous quarter but improved 26 basis points from the second quarter of 2023
•Core pre-tax pre-provision ROA(1) for the quarter ended June 30, 2023 was 2.03% as compared to 2.11% in the prior quarter and 1.77% in the second quarter of 2022
•The net interest margin of 3.85% decreased 16 basis points compared to the prior quarter and increased 47 basis points as compared to the second quarter of 2022
▪Centric purchase accounting marks contributed 14 basis points to the margin in the second quarter, an increase of 8 basis points from the prior quarter

▪The retention of approximately $250 million of additional cash on the Bank’s balance sheet for liquidity purposes had a negative impact on the net interest margin of 10 basis points in the second quarter
Asset quality
•The provision for credit losses was $2.8 million, a decrease of $5.2 million compared to the previous quarter
▪Provision expense in the prior quarter included $10.7 million related to day-1 Non-Purchase Credit Deteriorated (PCD) loans resulting from the Centric acquisition
•The allowance for credit losses as a percentage of end-of-period loans was 1.52%, a decrease of 3 basis points from the previous quarter
•Total criticized loans increased $17.2 million from the previous quarter from $189.9 million, or 2.2% of total loans and leases, to $207.1 million, or 2.3% of total loans and leases
▪Total nonperforming assets of $49.3 million increased $4.1 million from the previous quarter
•Net charge-offs on loans totaled $8.7 million, an increase of $7.5 million from the previous quarter due to the resolution of $7.6 million of acquired loans, of which $7.1 million was reserved for through purchase accounting marks
▪Net charge-offs as a percentage of average loans outstanding was 0.40% in the second quarter of 2023 as compared to 0.06% in the previous quarter, 0.35% of which was attributable to the aforementioned charge off of acquired loans
Strong capital and liquidity positions
•Total available liquidity of $4.3 billion at June 30, 2023
▪Cash and AFS securities as a percentage of total assets increased 26 basis points to 10.9%
▪Total available liquidity represented 258% of uninsured/unsecured deposits, and combined with cash represented 285% of uninsured/unsecured deposits
•On April 24, 2023, the Board of Directors authorized a 4.2% increase in the quarterly cash dividend to shareholders
•Bank-level Tier 1 Capital ratio of 10.7%, which represents $245.7 million in excess capital above the regulatory “well capitalized” requirement of 8.0%
•A total of 766,393 shares at a weighted average price of $11.92 were repurchased during the second quarter of 2023 under the Company’s previously authorized share repurchase program. The remaining repurchase capacity under the current program was $21.1 million as of June 30, 2023
“I’m pleased with our progress this quarter, as we continue to grow the company strategically while posting a core efficiency ratio of 52.8% and a return on average assets of 1.54%,” stated T. Michael Price, President and Chief Executive Officer. “Our asset quality remains solid despite an uptick in net charge-offs stemming from loans that were marked with the acquisition of Centric Bank, which was completed in the first quarter of 2023.” Price continued, "While we expect the higher interest rate environment to continue to pressure funding costs, we believe our granular core deposit base positions us well to manage through any market uncertainty and continue to carry out our mission to improve the financial lives of our neighbors and their businesses.”
Earnings
Net income for the second quarter of 2023 was $42.8 million, or $0.42 per share, compared to $30.2 million, or $0.30 per share in the first quarter of 2023, and $30.8 million, or $0.33 per share for the second quarter of 2022.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $98.1 million increased $3.5 million from the previous quarter and increased $24.2 million from the prior year quarter. The increase from the previous quarter was primarily due to a $643.2 million increase in average interest-earning assets, which includes $604.3 million in average interest-earning assets from the Centric acquisition.
The net interest margin for the second quarter of 2023 was 3.85%, a decrease of 16 basis points from the previous quarter and an increase of 47 basis points from the second quarter of 2022. The decrease from the previous quarter was due primarily to a

42 basis point increase in the cost of deposits partially offset by a 31 basis point increase in the yield on loans. The total cost of funds was 1.38% in the second quarter of 2023, which represents an increase of 48 basis points from the previous quarter.
Total average deposits grew $433.5 million in the second quarter of 2023 as compared to the previous quarter, due in part to the inclusion of acquired deposit balances on the Company's balance sheet for the entirety of the second quarter, as compared to only two months of the first quarter. Total average deposits (excluding acquired deposits) grew $221.4 million in the second quarter of 2023 as compared to the previous quarter. Average interest-bearing demand and savings deposits (excluding acquired deposits) grew $156.2 million and average time deposits (excluding acquired deposits) grew $200.5 million, which was partially offset by a $137.6 million decrease in average noninterest-bearing deposits (excluding acquired deposits). Approximately 93% of the acquired Centric depsoits at the time of acquisition have been retained through June 30, 2023, within expectations.
Asset Quality
Provision expense in the second quarter of 2023 totaled $2.8 million as compared to $8.0 million in the previous quarter, which included $10.7 million of day-1 Non-PCD provision expense resulting from the Centric acquisition. The increase in the provision expense for the non-acquired portfolio was primarily driven by strong loan growth and the economic forecast, which resulted in a $5.4 million increase in the quantitative portion of the allowance for credit losses (ACL). The quantitative forecast was impacted by changes in various inputs such as the unemployment rate and the Gross Domestic Product forecast.
The allowance for credit losses in the second quarter of 2023 totaled $133.5 million as compared to $133.9 million in the previous quarter. The decrease from the previous quarter was the result of $8.7 million in net charge-offs ($7.6 million of which was related to acquired loans that had been the subject of purchase accounting marks in the first quarter as part of the Centric acquisition); a $5.1 million increase in reserves due to increases in provisional purchase accounting marks of loans acquired in the Centric acquisition; and $3.2 million in provision expense; all of which was partially offset by a negative $0.4 million provision for unfunded commitments.
The allowance for credit losses as a percentage of end-of-period loans in the second quarter of 2023 was 1.52% as compared to 1.55% in the previous quarter.
At June 30, 2023, nonperforming loans totaled $48.0 million, an increase of $3.8 million from the previous quarter. The increase in nonperforming loans was primarily due to the migration of $2.9 million in loans acquired in the Centric acquisition into nonaccrual status.
Nonperforming loans represented 0.54% of total loans for the period ended June 30, 2023 as compared to 0.51% and 0.50% for the periods ended March 31, 2023 and June 30, 2022, respectively.
During the second quarter of 2023, net charge-offs were $8.7 million as compared to $1.2 million in the previous quarter and $1.5 million in the second quarter of 2022. The increase from the prior period was primarily due to the charge off of $7.6 million in commercial loans that were acquired in the Centric acquisition, for which the allowance was created in the prior quarter through purchase accounting marks at the time of the acquisition.
Net charge-offs as a percentage of average loans were 0.40%, 0.06% and 0.09% for the periods ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively.
Noninterest Income and Noninterest Expense
Noninterest income totaled $24.5 million for the second quarter of 2023, as compared to $23.0 million for the first quarter of 2023 and $24.5 million for the second quarter of 2022.
The $1.5 million increase from the previous quarter was primarily due to a $0.6 million increase in gain on sale of mortgage loans, a $0.5 million increase in card-related interchange income and a $0.4 million increase in service charges on deposit accounts.
Noninterest expense (excluding ($60) thousand of merger-related expense) totaled $66.0 million for the second quarter of 2023, as compared to $62.8 million for the first quarter of 2023 and $55.7 million for the second quarter of 2022. Expense increased in comparison with the prior quarter primarily due to a $2.5 million increase in salaries and benefits (primarily driven by a $1.7 million increase in hospitalization expense) and a $0.7 million increase in incentives due to an accrual adjustment in the first quarter for unpaid incentives from the previous year. In addition, other operating expenses increased $1.2 million partially due to $0.5 million in expense for additional deposit customer disclosures indirectly related to crossing over $10 billion in total assets.

The core efficiency ratio was 52.8% during the second quarter of 2023 as compared to 52.4% in the previous quarter and 55.9% in the second quarter of 2022.
Full time equivalent staff was 1,483 at June 30, 2023, 1,536 at March 31, 2023, and 1,409 at June 30, 2022.
Dividends and Capital
First Commonwealth declared a common stock quarterly dividend of $0.125 per share, which represents a 4.2% increase from the second quarter of 2022. The cash dividend is payable on August 18, 2023 to shareholders of record as of August 4, 2023. This dividend represents a 3.5% projected annual yield utilizing the July 24, 2023 closing market price of $14.15.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at June 30, 2023 were 13.7%, 11.5%, 9.8% and 10.8%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the second quarter of 2023 on Wednesday, July 26, 2023 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-330-3181 conference ID # 4651379 or through the Company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-770-2030 and entering the conference ID # 4651379. A link to the webcast replay will also be accessible on the Company’s webpage for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 126 community banking offices in 30 counties throughout western and central Pennsylvania and throughout Ohio, as well as commercial lending operations in Pittsburgh and Harrisburg, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including uncertainties regarding the impact of the COVID-19 pandemic, and could be affected by many factors, including, but not limited to: (1) volatility and disruption in national and international financial markets; (2) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (3) inflation, interest rate, commodity price, securities market and monetary fluctuations; (4) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (5) the soundness of other financial institutions; (6) political instability; (7) impairment of First Commonwealth’s goodwill or other intangible assets; (8) acts of God or of war or terrorism; (9) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (10) changes in consumer spending, borrowings and savings habits; (11) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (12) technological changes; (13) acquisitions and integration of acquired businesses; (14) First Commonwealth’s ability to attract and retain qualified employees; (15) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (16) the ability to increase market share and control expenses; (17) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (18) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (19) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (20) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
SUMMARY RESULTS OF OPERATIONS
Net interest income	$97,824	$94,358	$73,662	$192,182	$141,834
Provision for credit losses	2,790	(2,650)	4,099	140	6,063
Provision for credit losses — acquisition day 1 non-PCD	—	10,653	—	10,653	—
Noninterest income	24,523	22,963	24,509	47,486	48,485
Noninterest expense	65,943	71,381	55,679	137,324	111,403
Net income	42,781	30,224	30,754	73,005	58,480
Core net income (5)	42,734	45,387	30,643	88,121	58,458
Earnings per common share (diluted)	$0.42	$0.30	$0.33	$0.72	$0.62
Core earnings per common share (diluted) (6)	$0.42	$0.45	$0.33	$0.87	$0.62
KEY FINANCIAL RATIOS
Return on average assets	1.54%	1.17%	1.28%	1.36%	1.23%
Core return on average assets (7)	1.54%	1.75%	1.28%	1.64%	1.23%
Return on average assets, pre-provision, pre-tax	2.03%	1.78%	1.78%	1.91%	1.66%
Core return on average assets, pre-provision, pre-tax	2.03%	2.11%	1.77%	2.06%	1.66%
Return on average shareholders' equity	13.90%	10.56%	11.60%	12.29%	10.86%
Return on average tangible common equity (8)	20.68%	15.75%	16.81%	18.30%	15.64%
Core return on average tangible common equity (9)	20.66%	23.42%	16.75%	21.99%	15.63%
Core efficiency ratio (2)(10)	52.80%	52.41%	55.87%	52.61%	57.61%
Net interest margin (FTE) (1)	3.85%	4.01%	3.38%	3.93%	3.29%

Book value per common share	$12.03	$11.87	$11.20
Tangible book value per common share (11)	8.24	8.13	7.85
Market value per common share	12.65	12.43	13.42
Cash dividends declared per common share	0.125	0.120	0.120	0.245	0.235
ASSET QUALITY RATIOS
Nonperforming loans and leases as a percent of end-of-period loans and leases(3)	0.54%	0.51%	0.50%
Nonperforming assets as a percent of total assets (3)	0.44%	0.41%	0.38%
Net charge-offs as a percent of average loans and leases (annualized) (4)	0.40%	0.06%	0.09%
Allowance for credit losses as a percent of nonperforming loans and leases (4)	278.17%	302.67%	262.25%
Allowance for credit losses as a percent of end-of-period loans and leases (4)	1.52%	1.55%	1.31%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	10.9%	11.0%	11.0%
Tangible common equity as a percent of tangible assets (12)	7.7%	7.8%	8.0%
Leverage Ratio	9.8%	10.2%	9.8%
Risk Based Capital - Tier I	11.5%	11.5%	12.2%
Risk Based Capital - Total	13.7%	13.8%	14.6%
Common Equity - Tier I	10.8%	10.8%	11.2%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
INCOME STATEMENT
Interest income	$131,267	$114,589	$76,728	$245,856	$147,972
Interest expense	33,443	20,231	3,066	53,674	6,138
Net Interest Income	97,824	94,358	73,662	192,182	141,834
Provision for credit losses	2,790	(2,650)	4,099	140	6,063
Provision for credit losses - acquisition day 1 non-PCD	—	10,653	—	10,653	—
Net Interest Income after Provision for Credit Losses	95,034	86,355	69,563	181,389	135,771
Net securities gains	—	—	—	—	2
Trust income	2,532	2,486	2,573	5,018	5,286
Service charges on deposit accounts	5,324	4,918	4,886	10,242	9,501
Insurance and retail brokerage commissions	2,314	2,552	2,486	4,866	4,758
Income from bank owned life insurance	1,195	1,227	1,383	2,422	2,891
Gain on sale of mortgage loans	1,253	652	1,561	1,905	2,843
Gain on sale of other loans and assets	1,891	2,086	1,099	3,977	3,418
Card-related interchange income	7,372	6,829	7,137	14,201	13,627
Derivative mark-to-market	81	(89)	42	(8)	389
Swap fee income	332	245	1,154	577	1,607
Other income	2,229	2,057	2,188	4,286	4,163
Total Noninterest Income	24,523	22,963	24,509	47,486	48,485
Salaries and employee benefits	36,735	34,264	30,949	70,999	61,881
Net occupancy	4,784	5,018	4,170	9,802	8,957
Furniture and equipment	4,284	4,238	3,857	8,522	7,587
Data processing	3,763	3,404	3,470	7,167	6,658
Pennsylvania shares tax	1,173	1,252	913	2,425	1,918
Advertising and promotion	1,327	1,663	1,434	2,990	2,660
Intangible amortization	1,282	1,147	862	2,429	1,724
Other professional fees and services	1,182	1,591	1,197	2,773	2,418
FDIC insurance	1,277	1,417	702	2,694	1,400
Litigation and operational losses	894	743	629	1,637	1,229
Loss on sale or write-down of assets	6	41	86	47	161
Merger and acquisition	(60)	8,541	—	8,481	—
Other operating expenses	9,296	8,062	7,410	17,358	14,810
Total Noninterest Expense	65,943	71,381	55,679	137,324	111,403
Income before Income Taxes	53,614	37,937	38,393	91,551	72,853
Income tax provision	10,833	7,713	7,639	18,546	14,373
Net Income	$42,781	$30,224	$30,754	$73,005	$58,480

Shares Outstanding at End of Period	102,444,915	103,193,127	93,705,120	102,444,915	93,705,120
Average Shares Outstanding Assuming Dilution	102,760,266	99,779,816	94,245,770	101,281,899	94,273,808

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	June 30,	March 31,	June 30,
	2023	2023	2022
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$123,095	$113,692	$120,267
Interest-bearing bank deposits	325,774	282,110	179,533
Securities available for sale, at fair value	784,503	786,813	877,287
Securities held to maturity, at amortized cost	439,922	451,278	492,229
Loans held for sale	16,300	11,050	12,876

Loans and leases	8,799,836	8,656,945	7,119,754
Allowance for credit losses	(133,546)	(133,885)	(93,603)
Net loans and leases	8,666,290	8,523,060	7,026,151

Goodwill and other intangibles	388,451	385,998	313,449
Other assets	574,269	559,751	504,635
Total Assets	$11,318,604	$11,113,752	$9,526,427

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,624,344	$2,698,225	$2,726,242

Interest-bearing demand deposits	611,156	547,015	273,360
Savings deposits	4,935,124	5,127,037	4,708,868
Time deposits	975,654	862,671	345,075
Total interest-bearing deposits	6,521,934	6,536,723	5,327,303

Total deposits	9,146,278	9,234,948	8,053,545

Short-term borrowings	542,839	278,978	88,923
Long-term borrowings	187,276	187,531	181,752
Total borrowings	730,115	466,509	270,675

Other liabilities	209,792	187,281	153,049
Shareholders' equity	1,232,419	1,225,014	1,049,158
Total Liabilities and Shareholders' Equity	$11,318,604	$11,113,752	$9,526,427

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Six Months Ended
	June 30,	Yield/	March 31,	Yield/	June 30,	Yield/	June 30,	Yield/	June 30,	Yield/
	2023	Rate	2023	Rate	2022	Rate	2023	Rate	2022	Rate
NET INTEREST MARGIN

Assets
Loans and leases (FTE)(1)(3)	$8,689,021	5.58%	$8,301,449	5.27%	$7,036,176	3.97%	$8,496,305	5.43%	$6,965,296	3.89%
Securities and interest-bearing bank deposits (FTE) (1)	1,535,136	2.77%	1,279,477	2.20%	1,734,126	1.68%	1,408,014	2.51%	1,771,421	1.61%
Total Interest-Earning Assets (FTE) (1)	10,224,157	5.16%	9,580,926	4.86%	8,770,302	3.52%	9,904,319	5.02%	8,736,717	3.43%
Noninterest-earning assets	932,756		907,982		830,167		920,437		826,016
Total Assets	$11,156,913		$10,488,908		$9,600,469		$10,824,756		$9,562,733

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$5,595,336	1.35%	$5,312,086	0.88%	$5,067,692	0.05%	$5,454,494	1.13%	$5,024,283	0.04%
Time deposits	930,447	3.03%	682,144	2.34%	354,403	0.26%	806,981	2.74%	364,388	0.27%
Short-term borrowings	434,783	4.79%	266,932	3.65%	95,561	0.08%	351,321	4.36%	105,497	0.07%
Long-term borrowings	187,379	5.03%	185,367	5.06%	181,859	4.96%	186,378	5.04%	181,988	4.97%
Total Interest-Bearing Liabilities	7,147,945	1.88%	6,446,529	1.27%	5,699,515	0.22%	6,799,174	1.59%	5,676,156	0.22%
Noninterest-bearing deposits	2,580,842		2,678,849		2,711,458		2,629,575		2,678,686
Other liabilities	193,292		202,476		125,646		197,860		122,379
Shareholders' equity	1,234,834		1,161,054		1,063,850		1,198,147		1,085,512
Total Noninterest-Bearing Funding Sources	4,008,968		4,042,379		3,900,954		4,025,582		3,886,577
Total Liabilities and Shareholders' Equity	$11,156,913		$10,488,908		$9,600,469		$10,824,756		$9,562,733

Net Interest Margin (FTE) (annualized)(1)		3.85%		4.01%		3.38%		3.93%		3.29%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	June 30,	March 31,	June 30,
	2023	2023	2022
Loan and Lease Portfolio Detail
Commercial Loan and Lease Portfolio:
Commercial, financial, agricultural and other	$1,347,842	$1,361,858	$1,149,521
Commercial real estate	3,004,962	2,991,930	2,319,094
Equipment Finance loans and leases	154,152	109,221	21,062
Real estate construction	474,720	422,831	292,400
Total Commercial	4,981,676	4,885,840	3,782,077

Consumer Loan Portfolio:
Closed-end mortgages	1,858,660	1,807,941	1,567,561
Home equity lines of credit	505,449	515,926	532,640
Real estate construction	100,079	119,071	100,592
Total Real Estate - Consumer	2,464,188	2,442,938	2,200,793

Auto & RV loans	1,272,557	1,244,874	1,047,104
Direct installment	28,881	30,381	35,245
Personal lines of credit	49,168	49,399	50,249
Student loans	3,366	3,513	4,286
Total Other Consumer	1,353,972	1,328,167	1,136,884
Total Consumer Portfolio	3,818,160	3,771,105	3,337,677
Total Portfolio Loans and Leases	8,799,836	8,656,945	7,119,754
Loans held for sale	16,300	11,050	12,876
Total Loans and Leases	$8,816,136	$8,667,995	$7,132,630

	June 30,	March 31,	June 30,
	2023	2023	2022
ASSET QUALITY DETAIL
Nonperforming Loans and Leases:
Loans and leases on nonaccrual basis *	$29,322	$29,413	$29,288
Loans on nonaccrual basis - Centric acquisition	18,687	14,821	—
Troubled debt restructured loans on accrual basis *	—	—	6,404
Total Nonperforming Loans and Leases	$48,009	$44,234	$35,692
Other real estate owned ("OREO")	324	424	93
Repossessions ("Repos")	1,004	553	621
Total Nonperforming Assets	$49,337	$45,211	$36,406
Loans past due in excess of 90 days and still accruing	2,474	1,440	3,155
Classified loans and leases	76,419	76,962	46,798
Criticized loans and leases	207,071	189,873	146,780

Nonperforming assets as a percentage of total loans and leases, plus OREO and Repos (4)	0.56%	0.52%	0.51%
Allowance for credit losses	$133,546	$133,885	$93,603
*TDR's were eliminated as of January 1, 2023 as part of implementing ASU 2022-02, Financial Instruments Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$6,582	$504	$430	$7,086	$825
Real estate construction	—	—	—	—	—
Commercial real estate	1,423	(42)	547	1,381	533
Residential real estate	(32)	41	(26)	9	84
Loans to individuals	692	670	577	1,362	1,220
Net Charge-offs	$8,665	$1,173	$1,528	$9,838	$2,662

Net charge-offs as a percentage of average loans and leases outstanding (annualized) (4)	0.40%	0.06%	0.09%	0.23%	0.08%
Provision for credit losses as a percentage of net charge-offs	32.20%	(225.92)%	268.26%	1.42%	227.76%
Provision for credit losses	$2,790	$(2,650)	$4,099	$140	$6,063

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES
Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022

Interest income	$131,267	$114,589	$76,728	$245,856	$147,972
Adjustment to fully taxable equivalent basis (1)	305	305	244	610	498
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	131,572	114,894	76,972	246,466	148,470
Interest expense	33,443	20,231	3,066	53,674	6,138
Net interest income, (FTE) (1)	$98,129	$94,663	$73,906	$192,792	$142,332

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022

Net Income	$42,781	$30,224	$30,754	$73,005	$58,480
Intangible amortization	1,282	1,147	862	2,429	1,724
Tax benefit of amortization of intangibles	(269)	(241)	(181)	(510)	(362)
Net Income, adjusted for tax affected amortization of intangibles	$43,794	$31,130	$31,435	$74,924	$59,842

Average Tangible Equity:
Total shareholders' equity	$1,234,834	$1,161,054	$1,063,850	$1,198,147	$1,085,512
Less: intangible assets	385,567	359,431	313,617	372,571	313,924
Tangible Equity	849,267	801,623	750,233	825,576	771,588
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$849,267	$801,623	$750,233	$825,576	$771,588

(8)Return on Average Tangible Common Equity	20.68%	15.75%	16.81%	18.30%	15.64%

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022

Core Net Income:
Total Net Income	$42,781	$30,224	$30,754	$73,005	$58,480
Net securities gains	—	—	—	—	(2)
Merger and acquisition related expenses	(60)	8,541	—	8,481	—
Tax benefit of merger and acquisition related expenses	13	(1,794)	—	(1,781)	—
COVID-19 related	—	—	62	—	79
Tax benefit of COVID-19 related	—	—	(13)	—	(17)
Provision for credit losses - acquisition day 1 non-PCD	—	10,653	—	10,653	—
Tax benefit of provision for credit losses - acquisition day 1 non-PCD	—	(2,237)	—	(2,237)	—
Branch consolidation related	—	—	(202)	—	(104)
Tax benefit of bank consolidation related expenses	—	—	42	—	22
(5) Core net income	$42,734	$45,387	$30,643	$88,121	$58,458
Average Shares Outstanding Assuming Dilution	102,760,266	99,779,816	94,245,770	101,281,899	94,273,808
(6) Core Earnings per common share (diluted)	$0.42	$0.45	$0.33	$0.87	$0.62

Intangible amortization	1,282	1,147	862	2,429	1,724
Tax benefit of amortization of intangibles	(269)	(241)	(181)	(510)	(362)
Core Net Income, adjusted for tax affected amortization of intangibles	$43,747	$46,293	$31,324	$90,040	$59,820

(9) Core Return on Average Tangible Common Equity	20.66%	23.42%	16.75%	21.99%	15.63%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Core Return on Average Assets:
Total Net Income	$42,781	$30,224	$30,754	$73,005	$58,480
Total Average Assets	11,156,913	10,488,908	9,600,469	10,824,756	9,562,733
Return on Average Assets	1.54%	1.17%	1.28%	1.36%	1.23%

Core Net Income (5)	$42,734	$45,387	$30,643	$88,121	$58,458
Total Average Assets	11,156,913	10,488,908	9,600,469	10,824,756	9,562,733
(7) Core Return on Average Assets	1.54%	1.75%	1.28%	1.64%	1.23%

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Core Efficiency Ratio:
Total Noninterest Expense	$65,943	$71,381	$55,679	$137,324	$111,403
Adjustments to Noninterest Expense:
Intangible amortization	1,282	1,147	862	2,429	1,724
Merger and acquisition related	(60)	8,541	—	8,481	—
COVID-19 related	—	—	62	—	79
Branch consolidation related	—	—	(202)	—	(104)
Noninterest Expense - Core	$64,721	$61,693	$54,957	$126,414	$109,704

Net interest income, (FTE)	$98,129	$94,663	$73,906	$192,792	$142,332
Total noninterest income	24,523	22,963	24,509	47,486	48,485
Net securities gains	—	—	—	—	(2)
Total Revenue	122,652	117,626	98,415	240,278	190,815

Adjustments to Revenue:
Derivative mark-to-market	81	(89)	42	(8)	389
Total Revenue - Core	$122,571	$117,715	$98,373	$240,286	$190,426

(10)Core Efficiency Ratio	52.80%	52.41%	55.87%	52.61%	57.61%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	June 30,	March 31,	June 30,
	2023	2023	2022
Tangible Equity:
Total shareholders' equity	$1,232,419	$1,225,014	$1,049,158
Less: intangible assets	388,451	385,998	313,449
Tangible Equity	843,968	839,016	735,709
Less: preferred stock	—	—	—
Tangible Common Equity	$843,968	$839,016	$735,709

Tangible Assets:
Total assets	$11,318,604	$11,113,752	$9,526,427
Less: intangible assets	388,451	385,998	313,449
Tangible Assets	$10,930,153	$10,727,754	$9,212,978

(12)Tangible Common Equity as a percentage of Tangible Assets	7.72%	7.82%	7.99%

Shares Outstanding at End of Period	102,444,915	103,193,127	93,705,120
(11)Tangible Book Value Per Common Share	$8.24	$8.13	$7.85

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Pre-tax pre-provision income:
Net interest income	$97,824	$94,358	$73,662	$192,182	$141,834
Noninterest income	24,523	22,963	24,509	47,486	48,485
Noninterest expense	65,943	71,381	55,679	137,324	111,403
Pre-tax pre-provision income	$56,404	$45,940	$42,492	$102,344	$78,916

Net securities gains	$—	$—	$—	$—	$(2)
Merger and acquisition related expenses	(60)	8,541	—	8,481	—
COVID-19 related	—	—	62	—	79
Branch consolidation	—	—	(202)	—	(104)
Core pre-tax pre-provision income	$56,344	$54,481	$42,352	$110,825	$78,889

Net charge-offs	$8,665	$1,173	$1,528	$9,838	$2,662